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Exhibit 32

HARSCO CORPORATION
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Harsco Corporation (the "Company") on Form 10-K for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

        (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2012

/s/ HENRY W. KNUEPPEL Henry W. Knueppel Interim Chief Executive Officer
/s/ STEPHEN J. SCHNOOR Stephen J. Schnoor Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Harsco Corporation and will be retained by Harsco Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
HARSCO CORPORATION CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002